EXHIBIT 17(c)
                     KOF's Prospectus dated April 28, 1995,
                          as supplemented June 1, 1995

KEYSTONE OMEGA FUND
PROSPECTUS APRIL 28, 1995
AS SUPPLEMENTED JUNE 1, 1995

  Keystone Omega Fund (formerly named Keystone America Omega Fund, Inc.) (the "Fund") is a mutual fund that seeks maximum capital growth by investing in a varied portfolio consisting primarily of common stocks and securities convertible into common stocks.

  Generally, the Fund offers three classes of shares. Information on share classes and their fee and sales charge structures may be found in the Fund's fee table, "Alternative Sales Options," "Contingent Deferred Sales Charge and Waiver of Sales Charges," "Distribution Plans" and "Fund Shares."


  This prospectus concisely states information about the Fund that you should know before investing. Please read it and retain it for future reference.


  Additional information about the Fund is contained in a statement of additional information dated April 28, 1995, as supplemented June 1, 1995, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. For a free copy, or for other information about the Fund, write to the address or call the telephone number provided on this page.


  SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.


KEYSTONE OMEGA FUND
200 BERKELEY STREET
BOSTON, MASSACHUSETTS 02116-5034
CALL TOLL FREE 1-800-343-2898

TABLE OF CONTENTS
                                                                            Page
Fee Table                                                                    2
Financial Highlights                                                         3
The Fund                                                                     6
Investment Objective and Policies                                            6
Investment Restrictions                                                      7
Risk Factors                                                                 8
Pricing Shares                                                               9
Dividends and Taxes                                                          9
Fund Management and Expenses                                                10
How to Buy Shares                                                           12
Alternative Sales Options                                                   13
Contingent Deferred Sales Charge and
  Waiver of Sales Charges                                                   17
Distribution Plans                                                          18
How to Redeem Shares                                                        19
Shareholder Services                                                        21
Performance Data                                                            23
Fund Shares                                                                 23
Additional Information                                                      24


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  FEE TABLE
                             KEYSTONE OMEGA FUND
    The purpose of this fee table is to assist investors in understanding the costs and expenses that an investor in each class will bear directly or indirectly. For more complete descriptions of the various costs and expenses, see the following sections of this prospectus: "Fund Management and Expenses"; "How to Buy Shares"; "Distribution Plans" and "Shareholder Services."


                                                        CLASS A SHARES          CLASS B SHARES           CLASS C SHARES
                                                          FRONT END                BACK END                LEVEL LOAD
                                                         LOAD OPTION             LOAD OPTION<F1>            OPTION<F2>
SHAREHOLDER TRANSACTION EXPENSES                          ---------                ---------               ---------
Sales Charge ......................................      5.75%<F3>         None                       None
  (as a percentage of offering price)
Contingent Deferred Sales Charge ..................      0.00%<F4>         5.00% in the first year    1.00% in the first
  (as a percentage of the lesser of cost or market                         declining to 1.00% in      year and 0.00%
  value of shares redeemed)                                                the sixth year and         thereafter
                                                                           0.00% thereafter
Exchange Fee (per                                        $10.00            $10.00                     $10.00
exchange)<F5>                            ..........

ANNUAL FUND OPERATING EXPENSES<F6>
  (as a percentage of average net assets)
Management Fees ...................................      0.75%             0.75%                      0.75%
12b-1 Fees ........................................      0.11%             1.00%<F7>                  1.00%<F7>
Other Expenses ....................................      0.55%             0.55%                      0.55%
                                                         ----              ----                       ----
Total Fund Operating Expenses .....................      1.41%             2.30%                      2.30%
                                                         ====              ====                       ====


EXAMPLES<F8>                                                             1 YEAR         3 YEARS        5 YEARS      10 YEARS
                                                                        ------         -------        -------      --------
You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each period:

    Class A .................................................           $ 71.00        $100.00        $130.00       $217.00
    Class B .................................................           $ 73.00        $102.00        $143.00         N/A
    Class C .................................................           $ 33.00        $ 72.00        $123.00       $264.00
You would pay the following expenses on a $1,000 investment, assuming no redemption at the end of each period:
    Class A .................................................           $ 71.00        $100.00        $130.00       $217.00
    Class B .................................................           $ 23.00        $ 72.00        $123.00         N/A
    Class C .................................................           $ 23.00        $ 72.00        $123.00       $264.00
AMOUNTS SHOWN IN THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR
LESS THAN THOSE SHOWN.
---------

<F1> Class B shares  purchased on or after June 1, 1995 convert tax free to Class A shares after eight years. See "Class B Shares"
     for more information.
<F2> Class C shares are  available  only  through  dealers who have entered into special  distribution  agreements  with  Keystone
     Investment Distributors Company, the Fund's principal underwriter.
<F3> The sales charge applied to purchases of Class A shares declines as the amount invested increases. See "Class A Shares".
<F4> Purchases of Class A shares in the amount of $1,000,000 or more and/or  purchases  made by certain  qualifying  retirement or other plans are not subject to a sales charge,  but may be subject to a contingent  deferred  sales charge.  See the "Class A
     Shares" and "Contingent  Deferred Sales Charge and Waiver of Sales Charges" sections of this prospectus for an explanation of the charge.
<F5> There is no fee for exchange orders  received by the Fund directly from a shareholder  over the Keystone  Automated  Response
     Line ("KARL"). (For a description of KARL, see "Shareholder Services.")
<F6> Expense ratios are for the Fund's fiscal year ended December 31, 1994.
<F7> Long term  shareholders  may pay more than the  equivalent of the maximum  front end sales charges  permitted by the National
     Association of Securities Dealers, Inc. ("NASD").
<F8> The Securities and Exchange Commission requires use of a 5% annual return figure for purposes of this example.  Actual return for the Fund may be greater or less than 5%.

                    FINANCIAL HIGHLIGHTS -- CLASS A SHARES
                (FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR)
    The following table contains significant financial information with respect to the Fund and the information in years 1989 to 1994 has been audited by KPMG Peat Marwick LLP, the Fund's independent auditors. The financial highlights for the years ended December 31, 1985 to 1988 were audited by other auditors. The table appears in the Fund's Annual Report and should be read in conjunction with the Fund's financial statements and related notes, which also appear, together with the independent auditors' report, in the Fund's Annual Report. The Fund's financial statements, related notes, and independent auditors' report are included in the statement of additional information. Additional information about the Fund's performance is contained in its Annual Report, which will be made available upon request and without charge.

                                                                   YEAR ENDED DECEMBER 31,
                        -------------------------------------------------------------------------------------------------------
                          1994     1993     1992(C)    1991      1990      1989      1988        1987        1986        1985
                          ----     ----     -------    ----      ----      ----      ----        ----        ----        ----
NET ASSET VALUE,
  BEGINNING OF YEAR ...  $17.11    $15.84    $17.68    $13.37    $16.03    $13.66    $12.08      $13.44      $14.12      $10.78
                          -----     -----     -----     -----     -----     -----     -----       -----       -----       -----
Income from investment operations
Investment income
  (loss)--net .........    0.04     (0.07)     0.00     (0.04)     0.11      0.17      0.30<F4>    0.02        0.23        0.28
Net gains (losses) on
  investments .........   (1.00)     3.07      0.39      6.92     (0.39)     4.30      1.40        1.11        1.49        3.18
                          -----     -----     -----     -----     -----     -----     -----       -----       -----       -----
  Total from investment
    operations ........   (0.96)     3.00      0.39      6.88     (0.28)     4.47      1.70        1.13        1.72        3.46
                          -----     -----     -----     -----     -----     -----     -----       -----       -----       -----
Less distributions
Dividends from
  investment income--
  net .................    0.00      0.00      0.00     (0.02)    (0.25)    (0.20)    (0.12)      (0.24)      (0.28)      (0.12)
Distribution in excess
  of investment
  income--net<F1> .....    0.00      0.00      0.00     (0.05)    (0.04)     0.00      0.00        0.00        0.00        0.00
Distribution from
  capital gains .......   (0.61)    (1.73)    (2.23)    (2.50)    (2.09)    (1.90)     0.00       (2.25)      (2.12)       0.00
                          -----     -----     -----     -----     -----     -----     -----       -----       -----       -----
  Total distributions .   (0.61)    (1.73)    (2.23)    (2.57)    (2.38)    (2.10)    (0.12)      (2.49)      (2.40)      (0.12)
                          -----     -----     -----     -----     -----     -----     -----       -----       -----       -----
NET ASSET VALUE, END OF
 YEAR .................  $15.54    $17.11    $15.84    $17.68    $13.37    $16.03    $13.66      $12.08      $13.44      $14.12
                         ======    ======    ======    ======    ======    ======    ======      ======      ======      ======
TOTAL RETURN<F2> ......  (5.66%)   19.33%     4.00%    54.49%    (2.38%)   33.05%    14.05%       8.27%      12.07%      33.29%
RATIOS/SUPPLEMENTAL DATA Ratios to average net assets:
  Operating and
    management expenses   1.41%     1.51%     1.52%     1.57%     1.73%     1.84%     1.78%       1.99%       1.47%       1.65%
  Investment income
    (loss) -- net .....   0.27%    (0.48%)   (0.01%)   (0.31%)    0.70%     1.03%     2.22%       0.13%       1.60%       2.26%
Portfolio turnover rate    137%      162%      176%      115%      108%       77%       84%        106%        178%        188%
Net assets, end of year
  (thousands) ......... $99,569   $90,404   $73,144   $58,671   $38,531   $39,682   $33,951<F3> $30,246<F3> $31,812<F3> $31,036<F3>
---------

<F1> Effective January 1, 1993, the Fund adopted Statement of Position 93-2:  "Determination,  Disclosure, and Financial Statement
     Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies". As a result,  distribution amounts  exceeding  book basis net  investment  income  (or tax basis net  income on a  temporary  basis)  are  presented  as distributions in excess of investment income -- net.  Similarly,  capital gain  distributions in excess of book basis capital gains (or tax basis capital gains on a temporary basis) are presented as "Distributions in excess of capital gains".  For the fiscal years ended December 31, 1992, 1991, and 1990, distributions,  if any, in excess of book basis net income were charged to paid-in capital.
<F2> Excluding applicable sales charges.
<F3> Calculated on average shares outstanding.
<F4> Includes $0.17 per share relating to a special non-recurring distribution from INCO Limited.

                    FINANCIAL HIGHLIGHTS -- CLASS B SHARES
                (FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR)

    The following table contains significant financial information with respect to the Fund and has been audited by KPMG Peat Marwick LLP, the Fund's independent auditors. The table appears in the Fund's Annual Report and should be read in conjunction with the Fund's financial statements and related notes, which also appear, together with the independent auditors' report, in the Fund's Annual Report. The Fund's financial statements, related notes and independent auditors' report are included in the statement of additional information. Additional information about the Fund's performance is contained in its Annual Report which will be made available upon request and without charge.


                                                                              AUGUST 2, 1993
                                                        YEAR                 (DATE OF INITIAL
                                                        ENDED              PUBLIC OFFERING) TO
                                                  DECEMBER 31, 1994         DECEMBER 31, 1993
                                                  -----------------         -----------------
NET ASSET VALUE, BEGINNING OF PERIOD .......           $17.06                     $17.29
                                                       ------                     ------
Income from investment operations
Investment income (loss)--net ..............            (0.06)                     (0.05)
Net gains (losses) on investments ..........            (1.05)                      1.55
                                                       ------                     ------
  Total from investment operations .........            (1.11)                      1.50
                                                       ------                     ------
Less distributions
Distributions from capital gains ...........            (0.61)                     (1.73)
                                                       ------                     ------
  Total distributions ......................            (0.61)                     (1.73)
                                                       ------                     ------
NET ASSET VALUE, END OF PERIOD .............           $15.34                     $17.06
                                                       ======                     ======
TOTAL RETURN<F2> ...........................           (6.57%)                     9.02%
RATIOS/SUPPLEMENTAL DATA
Ratios to average net assets:
  Operating and management expenses ........             2.30%                     2.57%<F1>
  Investment income (loss)--net ............            (0.58%)                   (1.73%)<F1>
Portfolio turnover rate ....................              137%                      162%
Net assets, end of period (thousands) ......           $32,266                    $7,423

<F1> Annualized.
<F2> Excluding applicable sales charges.

                    FINANCIAL HIGHLIGHTS -- CLASS C SHARES
                (FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR)

    The following table contains significant financial information with respect to the Fund and has been audited by KPMG Peat Marwick LLP, the Fund's independent auditors. The table appears in the Fund's Annual Report and should be read in conjunction with the Fund's financial statements and related notes, which also appear, together with the independent auditors' report, in the Fund's Annual Report. The Fund's financial statements, related notes and independent auditors' report are included in the statement of additional information. Additional information about the Fund's performance is contained in its Annual Report which will be made available upon request and without charge.

                                                                              AUGUST 2, 1993
                                                         YEAR                (DATE OF INITIAL
                                                        ENDED              PUBLIC OFFERING) TO
                                                  DECEMBER 31, 1994         DECEMBER 31, 1993
                                                  -----------------         -----------------
NET ASSET VALUE, BEGINNING OF PERIOD ........           $17.09                    $17.29
                                                        ------                    ------
Income from investment operations
Investment income (loss)--net ...............            (0.07)                    (0.06)
Net gains (losses) on investments ...........            (1.04)                     1.59
                                                        ------                    ------
  Total from investment operations ..........            (1.11)                     1.53
                                                        ------                    ------
Less distributions
Distributions from capital gains ............            (0.61)                    (1.73)
                                                        ------                    ------
  Total distributions .......................            (0.61)                    (1.73)
                                                        ------                    ------
NET ASSET VALUE, END OF PERIOD ..............           $15.37                    $17.09
                                                        ======                    ======
TOTAL RETURN<F2> ............................           (6.56%)                    9.20%
RATIOS/SUPPLEMENTAL DATA
Ratios to average net assets:
  Operating and management expenses .........            2.30%                     2.48%<F1>
  Investment income (loss)--net .............           (0.63%)                   (1.64%)<F1>
Portfolio turnover rate .....................             137%                      162%
Net assets, end of period (thousands) .......           $9,900                    $3,620

<F1> Annualized.
<F2> Excluding applicable sales charges.

THE FUND


  The Fund is an open-end, diversified management investment company, commonly known as a mutual fund. The Fund is a Massachusetts business trust. Originally the Fund had been incorporated in Massachusetts on February 8, 1968. The Fund is one of twenty funds managed by Keystone Management, Inc. ("Keystone Management"), the Fund's investment manager, and one of thirty funds advised by Keystone Investment Management Company (formerly named Keystone Custodian Funds, Inc.) ("Keystone"), the Fund's investment adviser. Keystone and Keystone Management are, from time to time, collectively referred to as "Keystone."


INVESTMENT OBJECTIVE AND POLICIES

PRINCIPAL INVESTMENTS
  The Fund's investment objective is to seek maximum capital growth by investing in a varied portfolio consisting primarily of common stocks and securities convertible into common stocks.

  The Fund pursues its objective by employing the techniques of the fully-managed investment concept, meaning that Keystone will continuously review both individual securities and relevant general conditions. Whenever, in the opinion of Keystone, a security no longer seems to have the required characteristics, an anticipated level of performance has been achieved, or other securities present relatively greater opportunities for realizing the Fund's objective, appropriate changes will be made in the Fund's portfolio. The Fund's equity position will be changed as Keystone changes its evaluation of trends in general securities price levels. Portfolio turnover rate will not be considered a limiting factor in the execution of investment decisions.

  In pursuing its objective, the Fund may also invest in foreign securities issued by issuers located in developed countries as well as emerging markets countries, including certain formerly communist countries. For this purpose, countries with emerging markets are generally those where the per capita income is in the low to middle ranges, as determined by the International Bank for Reconstruction and Development ("World Bank").

OTHER ELIGIBLE SECURITIES
  When Keystone deems it advisable, the Fund may, for temporary defensive purposes, invest without limit in investment grade bonds or debentures rated by Moody's Investors Service, Inc. ("Moody's") as BAA or better or by Standard & Poor's Corporation ("S&P") as BBB or better or those having at least similar quality in Keystone's judgment. Bonds that are rated BAA by Moody's are considered to be medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well. Debt rated BBB by S&P is regarded as having an adequate capacity to pay interest and repay principal. While it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. Under circumstances where the Fund is investing for defensive purposes, it will not be pursuing its investment objective.

  The Fund also may invest in non-convertible preferred stocks of companies considered credit-worthy and able to sustain dividend payments; and short-term money market instruments maturing in one year or less. Such money market instruments may be United States ("U.S.") government securities; certificates of deposit in banks considered credit-worthy; or commercial paper of companies, the bonds or debentures of which are investment grade. While these securities are not without risk of price fluctuation or default, they are generally less volatile than common stock.

  The Fund may enter into repurchase and reverse repurchase agreements, invest in master demand notes, lend portfolio securities, purchase and sell securities and currencies on a when issued and delayed delivery basis and purchase or sell securities on a forward commitment basis, write covered call and put options and purchase call and put options to close out existing positions and may employ new investment techniques with respect to such options. The Fund may also enter into currency and other financial futures contracts and related options transactions for hedging purposes and not for speculation, and may employ new investment techniques with respect to such futures contracts and related options.

  The Fund intends to follow policies of the Securities and Exchange Commission as they are adopted from time to time with respect to illiquid securities, including, at this time, (1) treating as illiquid securities that may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Fund has valued such securities on its books and (2) limiting its holdings of such securities to 15% of net assets.

  The Fund may invest in restricted securities, including securities eligible for resale pursuant to Rule 144A under the 1933 Act. Generally, Rule 144A establishes a safe harbor from the registration requirements of the 1933 Act for resales by large institutional investors of securities not publicly traded in the U.S. The Fund may purchase Rule 144A securities when such securities present an attractive investment opportunity and otherwise meet the Fund's selection criteria. Keystone determines the liquidity of the Fund's Rule 144A securities in accordance with guidelines adopted by the Board of Trustees.

  At the present time, the Fund cannot accurately predict exactly how the market for Rule 144A securities will develop. A Rule 144A security that was readily marketable upon purchase may subsequently become illiquid. In such an event, the Board of Trustees will consider what action, if any, is appropriate.


  For further information about the types of investments and investment techniques available to the Fund, including the risks associated therewith see the sections of this prospectus entitled "Risk Factors" and "Additional Investment Information" and the statement of additional information.

  Of course, there can be no assurance that the Fund will achieve its investment objective since there is uncertainty in every investment.


NONFUNDAMENTAL NATURE OF INVESTMENT OBJECTIVE


  The Fund's investment objective is nonfundamental and may be changed without the vote of a majority (as defined in the Investment Company Act of 1940 ("1940 Act")) of the Fund's outstanding shares. If the investment objective is changed and a shareholder determines that the Fund is no longer an appropriate investment, the shareholder may redeem his or her shares, but may be subject to a contingent deferred sales charge upon redemption.


INVESTMENT RESTRICTIONS


  The Fund has adopted the fundamental investment restrictions set forth below, which may not be changed without the vote of a majority (as defined in the 1940
Act) of the Fund's outstanding shares. These restrictions and certain other fundamental restrictions are set forth in the statement of additional information.

  The Fund may not do the following: (1) invest more than 10% of its total assets in the securities of any one issuer, (2) borrow, unless, immediately after any such borrowing, such borrowing and all other such borrowings and other liabilities do not exceed one-third of the value of the Fund's total assets; and
(3) concentrate its investments in any particular industry.

  As a diversified investment company, the Fund has undertaken not to purchase a security if, as a result, more than 10% of the outstanding voting securities of any single issuer would be held by the Fund or more than 5% of its total assets would be invested in securities of any one issuer.


RISK FACTORS


  Investing in the Fund involves the risk inherent in any investment in a security, i.e., the net asset value of a share of the Fund can increase or decrease in response to changes in economic conditions, interest rates and the market's perception of the underlying securities of the Fund.

  Investing in common stocks, particularly those having growth characteristics, frequently involves greater risks (and possibly greater rewards) than investing in other types of securities. Common stock prices tend to be more volatile and companies having growth characteristics may sometimes be unproven.

  By itself, the Fund does not constitute a balanced investment plan. The Fund stresses providing growth of capital by investing primarily in common stocks and rights and warrants. The yield of the Fund's portfolio securities will fluctuate with changing market conditions. The Fund makes most sense for those investors who can afford to ride out changes in the stock market because it invests a substantial portion of its assets in common stocks.

  Investing in securities of foreign issuers generally involves more risk than investing in securities of domestic issuers for the following reasons: (1) there may be less public information available about foreign companies than is available about U.S. companies; (2) foreign companies are not generally subject to the uniform accounting, auditing and financial reporting standards and practices applicable to U.S. companies; (3) foreign stock markets have less volume than the U.S. market, and the securities of some foreign companies are much less liquid and much more volatile than the securities of comparable U.S. companies; (4) foreign securities transactions may involve higher brokerage commissions; (5) there may be less government regulation of stock markets, brokers, listed companies and banks in foreign countries than in the U.S.; (6) the Fund may incur fees on currency exchanges when it changes investments from one country to another; (7) the Fund's foreign investments could be affected by expropriation, confiscatory taxation, nationalization, establishment of currency exchange controls, political or social instability or diplomatic developments;
(8) fluctuations in foreign exchange rates will affect the value of the Fund's investments, the value of dividends and interest earned, gains and losses realized on the sale of securities, net investment income and unrealized appreciation or depreciation of investments; and (9) interest and dividends on foreign securities may be subject to withholding taxes in a foreign country that could result in a reduction of net investment income available for distribution.

  Investing in securities of issuers in emerging market countries involves exposure to economic systems that are generally less mature and political systems that are generally less stable than those of developed countries. In addition, investing in companies in emerging market countries may also involve exposure to national policies that may restrict investment by foreigners and undeveloped legal systems governing private and foreign investments and private property. The typically small size of the markets for securities issued by companies in emerging markets countries and the possibility of a low or nonexistent volume of trading in those securities may also result in a lack of liquidity and in price volatility of those securities. Furthermore, investing in securities of companies in the formerly communist countries of Eastern Europe and the People's Republic of China involves additional risks to those associated with investments in companies in non-formerly communist emerging markets countries. Specifically, those countries could convert back to a single economic system, and the claims of property owners prior to the expropriation by the communist regime could be settled in favor of the former property owners, in which case the Fund could lose its entire investment in those countries.


  If and when the Fund invests in zero coupon bonds, the Fund does not expect to have enough zero coupon bonds to have a material effect on dividends. The Fund has undertaken to a state securities authority to disclose that zero coupon securities pay no interest to holders prior to maturity, and the interest on these securities is reported as income to the Fund and distributed to its shareholders. These distributions must be made from the Fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income producing securities with cash used to make such distributions, and its current income ultimately may be reduced as a result.


  Past performance should not be considered representative of results for any future period of time. Moreover, should many shareholders change from this Fund to some other investment at about the same time, the Fund might have to sell portfolio securities at a time when it would be disadvantageous to do so and at a lower price than if such securities were held to maturity or until an investment decision is made to dispose of them.


  For additional information regarding the Fund's investments in Rule 144A securities, see "Investment Objective and Policies". For further information about the types of investments and investment techniques available to the Fund, including the associated risks, see "Additional Investment Information" and the statement of additional information.

PRICING SHARES

  The net asset value of a Fund share is computed each day on which the New York Stock Exchange (the "Exchange") is open as of the close of trading on the Exchange (currently 4:00 p.m. Eastern time for the purpose of pricing fund shares) except on days when changes in the value of the Fund's portfolio securities do not affect the current net asset value of its shares. The Exchange currently is closed on weekends, New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value per share of the Fund is arrived at by determining the value of the Fund's assets, subtracting its liabilities and dividing the result by the number of its shares outstanding.

  For the purposes of calculating the net asset value of a Fund share on any given day, securities traded on national securities exchanges or reported on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") National Market are valued at the last sale price. If there were no transactions on that day, securities will be valued at the mean of the closing bid and asked prices or at such other value as shall be determined in good faith, by or under the direction of the Fund's Board of Trustees, to be the fair market value of such securities. Commercial paper is generally valued at cost, which approximates market.

  Other securities, including unlisted securities, are valued at the last reported bid price if such prices are available. Prices for such securities are considered to be unavailable if, for example, the securities are restricted securities, or if there exists a "thin market" in the securities. In such situations, the value is determined in good faith by or under the direction of the Fund's Board of Trustees.

DIVIDENDS AND TAXES


  The Fund has qualified and intends to qualify in the future as a regulated investment company under the Internal Revenue Code (the "Code"). The Fund qualifies if, among other things, it distributes to its shareholders at least 90% of its net investment income for its fiscal year. The Fund also intends to make timely distributions, if necessary, sufficient in amount to avoid the nondeductible 4% excise tax imposed on a regulated investment company to the extent that it fails to distribute, with respect to each calendar year, at least 98% of its ordinary income for such calendar year and 98% of its net capital gains for the one-year period ending October 31 of such calendar year. Any taxable dividend declared in October, November or December to shareholders of record in such month and paid by the following January 31 will be includable in the taxable income of the shareholder as if paid on December 31 of the year in which the dividend was declared. If the Fund qualifies and if it distributes all of its net investment income and net capital gains, if any, to shareholders, it will be relieved of any federal income tax liability. The Fund will make distributions from its net investment income and net capital gains, if any, at least annually. Because Class A shares bear most of the costs of distribution of such shares through payment of a front end sales charge, while Class B and Class C shares bear such expenses through a higher annual distribution fee, expenses attributable to Class B shares and Class C shares will generally be higher, and income distributions paid by the Fund with respect to Class A shares will generally be greater than those paid with respect to Class B and Class C shares.

  Shareholders receive Fund distributions in the form of additional shares of that class of shares upon which the distribution is based or, at the shareholder's option, in cash. Fund distributions in the form of additional shares are made at net asset value without the imposition of a sales charge. Dividends and distributions are taxable whether they are received in cash or in shares. Income dividends and net short-term gains dividends are taxable as ordinary income, and net long-term gains dividends are taxable as capital gains regardless of how long the Fund's shares are held. If Fund shares held for less than six months are sold at a loss, however, such loss will be treated for tax purposes as a long-term capital loss to the extent of any long-term capital gains dividends received. The Fund advises its shareholders annually as to the federal tax status of all distributions made during the year.


FUND MANAGEMENT AND EXPENSES

BOARD OF TRUSTEES
  Under Massachusetts law, the Fund's Board of Trustees has absolute and exclusive control over the management and disposition of all assets of the Fund. Subject to the authority of the Fund's Board of Trustees, Keystone, the Fund's investment adviser, provides investment advice, management and administrative services to the Fund.

INVESTMENT MANAGER
  Subject to the authority of the Fund's Board of Trustees, Keystone Management, located at 200 Berkeley Street, Boston, Massachusetts 02116-5034, serves as investment manager to the Fund and is responsible for the overall management of the Fund's business and affairs.

  Keystone Management, the Fund's investment manager, organized in 1989, is a wholly-owned subsidiary of Keystone. Its directors and principal executive officers have been affiliated with Keystone, a seasoned investment adviser, for a number of years. Keystone Management also serves as investment manager to most of the other Keystone America Funds and certain other Funds in the Keystone Investments Family of Funds.

  Pursuant to its Investment Management Agreement with the Fund (the "Management Agreement"), Keystone Management has delegated its investment management functions, except for certain administrative and management services to Keystone. Keystone Management has entered into an Investment Advisory Agreement with Keystone (the "Advisory Agreement") under which Keystone provides investment advisory and management services to the Fund. Services performed by Keystone Management include (1) performing research and planning with respect to
(a) the Fund's qualification as a regulated investment company under Subchapter M of the Internal Revenue Code, (b) tax treatment of the Fund's portfolio investments, (c) tax treatment of special corporate actions (such as reorganizations), (d) state tax matters affecting the Fund, and (e) the Fund's distributions of income and capital gains; (2) preparing the Fund's federal and state tax returns; (3) providing services to the Fund's shareholders in connection with federal and state taxation and distributions of income and capital gains; and (4) storing documents relating to the Fund's activities.


  The Fund pays Keystone Management a fee for its services at the annual rate set forth below:

                                                           Aggregate Net Asset
Management                                                 Value of the Shares
Fee                                                                of the Fund
------------------------------------------------------------------------------
0.75% of the first                                        $  250,000,000, plus
0.675% of the next                                        $  250,000,000, plus
0.60% of the next                                         $  500,000,000, plus
0.50% of amounts over                                     $1,000,000,000

computed as of the close of business on each business day and payable daily.

  During the fiscal year ended December 31, 1994, the Fund paid or accrued to Keystone Management investment management and administrative services fees of $924,625, which amount represented 0.75% of the Fund's average net assets. Of the amount paid to Keystone Management, $785,931 was paid to Keystone for investment advisory services rendered pursuant to the Advisory Agreement.

  To the extent the Fund's management fee equals 0.75%, the fee would be higher than that paid by most mutual funds, but would not necessarily be higher than that paid by funds with similar objectives.

INVESTMENT ADVISER
  Keystone, the Fund's investment adviser, has provided investment advisory and management services to investment companies and private accounts since it was organized in 1932. Keystone is a wholly-owned subsidiary of Keystone Investments, Inc. ("Keystone Investments"), both located at 200 Berkeley
Street, Boston, Massachusetts 02116-5034.

  Keystone Investments is a corporation privately owned by current and former members of management and certain employees of Keystone and its affiliates. The shares of Keystone Investments common stock beneficially owned by management are held in a number of voting trusts, the trustees of which are George S. Bissell, Albert H. Elfner, III, Edward F. Godfrey and Ralph J. Spuehler, Jr. Keystone Investments provides accounting, bookkeeping, legal, personnel and general corporate services to Keystone Management, Keystone, their affiliates and the Keystone Investments Family of Funds.

  Pursuant to the Advisory Agreement, Keystone receives for its services an annual fee representing 85% of the management fee received by Keystone Management under the Management Agreement.

  The Management Agreement and Advisory Agreement continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Fund's Board of Trustees or by vote of a majority of the outstanding shares of the Fund. In either case, the terms of the Management Agreement and the Advisory Agreement and continuance thereof must be approved by the vote of a majority of Independent Trustees in person at a meeting called for the purpose of voting on such approval. The Management Agreement and the Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Fund, Keystone Management or Keystone or terminated by a vote of the Fund's shareholders. The Management Agreement and the Advisory Agreement will terminate automatically upon assignment.

  The Fund has adopted a Code of Ethics incorporating policies on personal securities trading as recommended by the Investment Company Institute.

PORTFOLIO MANAGER


  Maureen E. Cullinane has been the Fund's portfolio manager since 1989. She is a Keystone Senior Vice President and Group Head, and has more than 18 years of investment experience.


FUND EXPENSES


  The Fund will pay all of its expenses. In addition to the investment advisory and management fees discussed above, the principal expenses that the Fund is expected to pay include expenses of certain of its Trustees; transfer, dividend disbursing and shareholder servicing agent expenses; custodian expenses; fees of its independent auditors and legal counsel to its Trustees; fees payable to government agencies, including registration and qualification fees of the Fund and its shares under federal and state securities laws; and certain extraordinary expenses. In addition, each class will pay all of the expenses attributable to it. Such expenses are currently limited to Distribution Plan expenses. The Fund also pays its brokerage commissions, interest charges and taxes.

  For the fiscal year ended December 31, 1994, the Fund's Class A, Class B and Class C shares paid 1.41%, 2.30% and 2.30%, respectively, of their respective average class net assets in expenses.


  During the fiscal year ended December 31, 1994, the Fund paid or accrued to Keystone Investor Resource Center, Inc. ("KIRC"), the Fund's transfer and dividend disbursing agent, and Keystone Investments $16,827 for certain accounting and printing services and $480,953 for shareholder services. KIRC is a wholly-owned subsidiary of Keystone.

SECURITIES TRANSACTIONS


  Under policies established by the Board of Trustees, Keystone selects broker-dealers to execute transactions subject to the receipt of best execution. When selecting broker-dealers to execute portfolio transactions for the Fund, Keystone may consider as a factor the number of shares of the Fund sold by such broker-dealer. In addition, broker-dealers executing portfolio transactions may, from time to time, be affiliated with the Fund, Keystone Management, Keystone, the Fund's principal underwriter or their affiliates.


  The Fund may pay higher commissions to broker-dealers that provide research services. Keystone may use these services in advising the Fund as well as in advising its other clients.

PORTFOLIO TURNOVER


  The Fund's portfolio turnover rates for the fiscal years ended December 31, 1993 and 1994 were 162% and 137%, respectively. High portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, as well as additional realized gains and/or losses to shareholders. For further information about brokerage and distributions, see the statement of additional information.


HOW TO BUY SHARES


  You may purchase shares of the Fund from any broker-dealer that has a selling agreement with Keystone Investment Distributors Company (formerly named Keystone Distributors, Inc.) (the "Principal Underwriter"), the Fund's principal underwriter. The Principal Underwriter, a wholly-owned subsidiary of Keystone, is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034.


  In addition, you may open an account for the purchase of shares of the Fund by mailing to the Fund c/o Keystone Investor Resource Center, Inc., P.O. Box 2121, Boston, Massachusetts 02106-2121, a completed account application and a check payable to the Fund, or you may telephone 1-800-343-2898 to obtain the number of an account to which you can wire or electronically transfer funds and then send in a completed account application. Subsequent investments in any amount may be made by check, by wiring Federal funds or by an electronic funds transfer ("EFT").

  Orders for the purchase of shares of the Fund will be confirmed at an offering price equal to the net asset value per share next determined after receipt of the order in proper form by the Principal Underwriter (generally as of the close of the Exchange on that day) plus, in the case of Class A shares, the front end sales charge. Orders received by dealers or other firms prior to the close of the Exchange and received by the Principal Underwriter prior to the close of its business day will be confirmed at the offering price effective as of the close of the Exchange on that day. The Fund reserves the right to determine the net asset value more frequently than once a day if deemed desirable. Dealers and other financial services firms are obligated to transmit orders promptly.

  Orders for shares received by broker-dealers prior to that day's close of trading on the Exchange and transmitted to the Fund prior to its close of business that day will receive the offering price equal to the net asset value per share computed at the close of trading on the Exchange on the same day plus, in the case of Class A shares, the front end sales charge. Orders received by broker-dealers after that day's close of trading on the Exchange and transmitted to the Fund prior to the close of business on the next business day will receive the next business day's offering price.

  Orders for shares received directly by the Fund from you will receive the offering price equal to the net asset value per share next computed after the Fund receives the purchase order plus, in the case of Class A shares, the front end sales charge.

  The initial purchase must be at least $1,000. There is no minimum amount for subsequent purchases.

  The Fund reserves the right to withdraw all or any part of the offering made by this prospectus and to reject purchase orders.


  Shareholder inquiries should be directed to KIRC by calling toll free 1-800-343-2898 or writing to KIRC or to the firm from which you received this prospectus.


ALTERNATIVE SALES OPTIONS


  Generally, the Fund offers three classes of shares:


CLASS A SHARES -- FRONT END LOAD OPTION


  Class A shares are sold with a sales charge at the time of purchase. Class A shares are not subject to a deferred sales charge when they are redeemed except as follows: Class A shares purchased on or after April 10, 1995 (1) in an amount equal to or exceeding $1,000,000 or (2) by a corporate qualified retirement plan or a non-qualified deferred compensation plan sponsored by a corporation having 100 or more eligible employees (a "Qualifying Plan"), in either case without a front end sales charge, will be subject to a contingent deferred sales charge for the 24 month period following the date of purchase. Certain Class A shares purchased prior to April 10, 1995 may be subject to a deferred sales charge upon redemption during the one year period following the date of purchase.


CLASS B SHARES -- BACK END LOAD OPTION


  Class B shares are sold without a sales charge at the time of purchase, but are, with certain exceptions, subject to a contingent deferred sales charge if they are redeemed. Class B shares purchased on or after June 1, 1995 are subject to a deferred sales charge upon redemption during the 72 month period following the month of purchase. Class B shares purchased prior to June 1, 1995 are subject to a deferred sales charge upon redemption during the four calendar years following purchase. Class B shares purchased on or after June 1, 1995 that have been outstanding for eight years following the month of purchase will automatically convert to Class A shares without the imposition of a front-end sales charge or exchange fee. Class B shares purchased prior to June 1, 1995 will retain their existing conversion rights.


CLASS C SHARES -- LEVEL LOAD OPTION
  Class C shares are sold without a sales charge at the time of purchase, but are subject to a deferred sales charge if they are redeemed within one year after the date of purchase. Class C shares are available only through dealers who have entered into special distribution agreements with the Principal Underwriter.


  Each class of shares, pursuant to its Distribution Plan or other plan, pays an annual service fee of 0.25% of the Fund's average daily net assets attributable to that class. In addition to the 0.25% service fee, the Class B and C Distribution Plans provide for the payment of an annual distribution fee of up to 0.75% of the average net assets attributable to their respective classes. As a result, income distributions paid by the Fund with respect to Class B and Class C shares will generally be less than those paid with respect to Class A shares.

  Investors who would rather pay the entire cost of distribution at the time of investment, rather than spreading such cost over time, might consider Class A shares. Other investors might consider Class B or Class C shares, in which case 100% of the purchase price is invested immediately, depending on the amount of the purchase and the intended length of investment. The Fund will not normally accept any purchase of Class B shares in the amount of $250,000 or more and will not normally accept any purchase of Class C shares in the amount of $1,000,000 or more.


---------------------------------------
CLASS A SHARES

  Class A shares are offered at net asset value plus an initial sales charge as follows:

                                                                   AS A % OF          CONCESSION TO
                                                   AS A % OF      NET AMOUNT      DEALERS AS A % OF
AMOUNT OF PURCHASE                            OFFERING PRICE       INVESTED<F1>      OFFERING PRICE
---------------------------------------------------------------------------------------------------
Less than $50,000 ......................               5.75%           6.10%                  5.25%
$50,000 but less than $100,000 .........               4.75%           4.99%                  4.25%
$100,000 but less than $250,000 ........               3.75%           3.90%                  3.25%
$250,000 but less than $500,000 ........               2.50%           2.56%                  2.25%
$500,000 but less than $1,000,000 ......               1.50%           1.52%                  1.50%
---------

<F1> Rounded to the nearest one-hundredth percent.

                   ---------------------------------------


  Purchases of the Fund's Class A shares in the amount of $1 million or more and/or purchases of Class A shares made by a Qualifying Plan will be at net asset value without the imposition of a front-end sales charge (each such purchase, an "NAV Purchase").


  With respect to NAV Purchases, the Principal Underwriter will pay broker/ dealers or others concessions based on (1) the investor's cumulative purchases during the one-year period beginning with the date of the initial NAV Purchase and (2) the investor's cumulative purchases during each subsequent one-year period beginning with the first NAV Purchase following the end of the prior period. For such purchases, concessions will be paid at the following rate:
1.00% of the investment amount up to $2,999,999; plus 0.50% of the investment amount between $3,000,000 and $4,999,999; plus 0.25% of the investment amount over $4,999,999.


  Class A shares acquired on or after April 10, 1995 in an NAV Purchase are subject to a contingent deferred sales charge of 1.00% upon redemption during the 24 month period commencing on the date the shares were originally purchased. Certain Class A shares purchased without a front-end sales charge prior to April 10, 1995 are subject to a contingent deferred sales charge of 0.25% upon redemption during the one year period commencing on the date such shares were originally purchased.

  The sales charge is paid to the Principal Underwriter, which in turn normally reallows a portion to your broker-dealer. In addition, your broker-dealer currently will be paid periodic service fees at an annual rate of up to 0.25% of the average daily net asset value of Class A shares maintained by such recipient outstanding on the books of the Fund for specified periods.

  Upon written notice to dealers with whom it has dealer agreements, the Principal Underwriter may reallow up to the full applicable sales charge.

  Initial sales charges may be eliminated for persons purchasing Class A shares which are included in a broker-dealer managed fee based program (a "wrap account") with broker dealers who have entered into special agreements with the Principal Underwriter. Initial sales charges may be reduced or eliminated for persons or organizations purchasing Class A shares of the Fund alone or in combination with Class A shares of other Keystone America Funds.
See Exhibit A to this prospectus.


  Upon prior notification to the Principal Underwriter, Class A shares may be purchased at net asset value by clients of registered representatives within six months after a change in the registered representative's employment, where the amount invested represents redemption proceeds from a registered open-end management investment company not distributed or managed by Keystone or its affiliates; and the shareholder either (1) paid a front end sales charge, or (2) was at some time subject to, but did not actually pay, a contingent deferred sales charge with respect to the redemption proceeds.


  Since January 1, 1995 through December 31, 1995 and upon prior notification to the Principal Underwriter, Class A shares may be purchased at net asset value by clients of registered representatives within six months after the redemption of shares of any registered open-end investment company not distributed or managed by Keystone or its affiliates, where the amount invested represents redemption proceeds from such unrelated registered open-end investment company, and the shareholder either (1) paid a front end sales charge, or (2) was at some time subject to, but did not actually pay, a contingent deferred sales charge with respect to the redemption proceeds.

CLASS A DISTRIBUTION PLAN
  The Fund has adopted a Distribution Plan with respect to its Class A shares (the "Class A Distribution Plan") that provides for expenditures by the Fund, currently limited to 0.25% annually of the average daily net asset value of Class A shares, in connection with the distribution of Class A shares. Payments under the Class A Distribution Plan are currently made to the Principal Underwriter (which may reallow all or part to others, such as dealers), as service fees at an annual rate of up to 0.25% of the average daily net asset value of Class A shares maintained by the recipients outstanding on the books of the Fund for specified periods.


CLASS B SHARES
  Class B shares are offered at net asset value, without an initial sales charge.


  With respect to Class B shares purchased on or after June 1, 1995, the Fund, with certain exceptions, imposes a deferred sales charge in accordance with the following schedule:

                                                 DEFERRED
                                                   SALES
                                                  CHARGE
REDEMPTION TIMING                                 IMPOSED
-----------------                                 -------

First twelve month period following month of
  purchase ...................................     5.00%
Second twelve month period following month of
  purchase ...................................     4.00%
Third twelve month period following month of
  purchase ...................................     3.00%
Fourth twelve month period following month of
  purchase ...................................     3.00%
Fifth twelve month period following month of
  purchase ...................................     2.00%
Sixth twelve month period following month of
  purchase ...................................     1.00%

No deferred sales charge is imposed on amounts redeemed thereafter.

  With respect to Class B shares sold prior to June 1, 1995, the Fund, with certain exceptions, imposes a deferred sales charge of 3.00% on shares redeemed during the calendar year of purchase and the first calendar year after the year of purchase; 2.00% on shares redeemed during the second calendar year after the year of purchase; and 1.00% on shares redeemed during the third calendar year after the year of purchase. No deferred sales charge is imposed on amounts redeemed thereafter.

  When imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you. The deferred sales charge is retained by the Principal Underwriter. Amounts received by the Principal Underwriter under the Class B Distribution Plans are reduced by deferred sales charges retained by the Principal Underwriter. See "Contingent Deferred Sales Charges and Waiver of Sales Charges" below.

  Class B shares purchased on or after June 1, 1995 that have been outstanding for eight years following the month of purchase will automatically convert to Class A shares (which are subject to a lower Distribution Plan charge) without imposition of a front-end sales charge or exchange fee. Class B shares purchased prior to June 1, 1995 will similarly convert to Class A shares at the end of seven calendar years after the year of purchase. (Conversion of Class B shares represented by stock certificates will require the return of the stock certificates to KIRC.) The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares. Because the net asset value per share of the Class A shares may be higher or lower than that of the Class B shares at the time of conversion, although the dollar value will be the same, a shareholder may receive more or fewer Class A shares than the number of Class B shares converted. Under current law, it is the Fund's opinion that such a conversion will not constitute a taxable event under federal income tax law. In the event that this ceases to be the case, the Board of Trustees will consider what action, if any, is appropriate and in the best interests of the Class B shareholders.

CLASS B DISTRIBUTION PLANS
  The Fund has adopted Distribution Plans with respect to its Class B shares (the "Class B Distribution Plans") that provide for expenditures by the Fund at an annual rate of up to 1.00% of the average daily net asset value of Class B shares to pay expenses of the distribution of Class B shares. Payments under the Class B Distribution Plans are currently made to the Principal Underwriter (which may reallow all or part to others, such as dealers) (1) as commissions for Class B shares sold and (2) as shareholder service fees. Amounts paid or accrued to the Principal Underwriter under (1) and (2) in the aggregate may not exceed the annual limitation referred to above.

  The Principal Underwriter generally reallows to brokers or others a commission equal to 4.00% of the price paid for each Class B share sold plus the first year's service fee in advance in the amount of 0.25% of the price paid for each Class B share sold. Beginning approximately 15 months after the purchase of a Class B share, the broker or other party will receive service fees at an annual rate of 0.25% of the average daily net asset value of such Class B share maintained by the recipient outstanding on the books of the Fund for specified periods. See "Distribution Plans" below.

  With respect to the Fund's Class B shares only, for the period June 1, 1995 to August 31, 1995, the Principal Underwriter will reallow an increased commission equal to 4.75% of the price paid for each Class B share sold to those broker/dealers or others who allow their individual selling representatives to participate in the additional 0.75% commission.

CLASS C SHARES
  Class C shares are offered only through dealers who have special distribution agreements with the Principal Underwriter. Class C shares are offered at net asset value, without an initial sales charge. With certain exceptions, the Fund imposes a deferred sales charge of 1.00% on shares redeemed within one year after the date of purchase. No deferred sales charge is imposed on amounts redeemed thereafter. If imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you. The deferred sales charge is retained by the Principal Underwriter. See "Contingent Deferred Sales Charges and Waiver of Sales Charges" below.

CLASS C DISTRIBUTION PLAN
  The Fund has adopted a Distribution Plan with respect to its Class C shares (the "Class C Distribution Plan") that provides for expenditures by the Fund at an annual rate of up to 1.00% of the average daily net asset value of Class C shares to pay expenses of the distribution of Class C shares. Payments under the Class C Distribution Plan are currently made to the Principal Underwriter (which may reallow all or part to others, such as dealers) (1) as commissions for Class C shares sold and (2) as shareholder service fees. Amounts paid or accrued to the Principal Underwriter under (1) and (2) in the aggregate may not exceed the annual limitation referred to above.

  The Principal Underwriter generally reallows to brokers or others a commission in the amount of 0.75% of the price paid for each Class C share sold, plus the first year's service fee in advance in the amount of 0.25% of the price paid for each Class C share sold, and, beginning approximately fifteen months after purchase, a commission at an annual rate of 0.75% (subject to NASD rules -- see "Distribution Plans") plus service fees, which are paid at the annual rate of 0.25%, respectively, of the average daily net asset value of each Class C share maintained by the recipients outstanding on the books of the Fund for specified periods. See "Distribution Plans" below.

CONTINGENT DEFERRED SALES CHARGE
AND WAIVER OF SALES CHARGES
  Any contingent deferred sales charge imposed upon the redemption of Class A, Class B or Class C shares is a percentage of the lesser of (1) the net asset value of the shares redeemed or (2) the net asset value at the time of purchase of such shares. No contingent deferred sales charge is imposed when you redeem amounts derived from (1) increases in the value of your account above the net cost of such shares due to increases in the net asset value per share of such shares; (2) certain shares with respect to which the Fund did not pay a commission on issuance, including shares acquired through reinvestment of dividend income and capital gains distributions; (3) certain Class A shares held for more than one or two years, as the case may be, from the date of purchase;
(4) Class B shares held more than four consecutive calendar years or more than 72 months after the month of purchase, as the case may be; or (5) Class C shares held for more than one year from the date of purchase. Upon request for redemption, shares not subject to the contingent deferred sales charge will be redeemed first. Thereafter, shares held the longest will be the first to be redeemed.

  The Fund may also sell Class A, Class B or Class C shares at net asset value without any initial sales charge or a contingent deferred sales charge to certain Directors, Trustees, officers and employees of the Fund and Keystone and certain of their affiliates, to registered representatives of firms with dealer agreements with the Principal Underwriter and to a bank or trust company acting as a trustee for a single account.

  With respect to Class A shares purchased by a Qualifying Plan at net asset value or Class C shares purchased by a Qualifying Plan, no contingent deferred sales charge will be imposed on any redemptions made specifically by an individual participant in the Qualifying Plan. This waiver is not available in the event a Qualifying Plan (as a whole) redeems substantially all of its assets.


  In addition, no contingent deferred sales charge is imposed on a redemption of shares of the Fund in the event of (1) death or disability of the shareholder;
(2) a lump-sum distribution from a 401(k) plan or other benefit plan qualified under the Employee Retirement Income Security Act of 1974 ("ERISA"); (3) automatic withdrawals from ERISA plans if the shareholder is at least 59 1/2 years old; (4) involuntary redemptions of accounts having an aggregate net asset value of less than $1,000; (5) automatic withdrawals under an automatic withdrawal plan of up to 1 1/2% per month of the shareholder's initial account balance; (6) withdrawals consisting of loan proceeds to a retirement plan participant; (7) financial hardship withdrawals made by a retirement plan participant; or (8) withdrawals consisting of returns of excess contributions or excess deferral amounts made to a retirement plan participant.

ARRANGEMENTS WITH BROKER-DEALERS AND OTHERS
  The Principal Underwriter may, from time to time, provide promotional incentives, including reallowance of up to the entire sales charge, to certain dealers whose representatives have sold or are expected to sell significant amounts of Fund shares. In addition, dealers may, from time to time, receive additional cash payments. The Principal Underwriter may also provide written information to dealers with whom it has dealer agreements that relates to sales incentive campaigns conducted by such dealers for their representatives as well as financial assistance in connection with pre-approved seminars, conferences and advertising. No such programs or additional compensation will be offered to the extent they are prohibited by the laws of any state or any self-regulatory agency such as the NASD. Dealers to whom substantially the entire sales charge on Class A shares is reallowed may be deemed to be underwriters as that term is defined under the 1933 Act.


  The Principal Underwriter may, at its own expense, pay concessions in addition to those described above to dealers which satisfy certain criteria established from time to time by the Principal Underwriter. These conditions relate to increasing sales of shares of the Keystone funds over specified periods and certain other factors. Such payments may, depending on the dealer's satisfaction of the required conditions, be periodic and may be up to 0.25% of the value of shares sold by such dealer.


  The Principal Underwriter may also pay a transaction fee (up to the level of payments allowed to dealers for the sale of shares, as described above) to banks and other financial services firms that facilitate transactions in shares of the Fund for their clients.

  The Glass-Steagall Act currently limits the ability of a depository institution (such as a commercial bank or a savings and loan association) to become an underwriter or distributor of securities. In the event the Glass-Steagall Act is deemed to prohibit depository institutions from accepting payments under the arrangement described above, or should Congress relax current restrictions on depository institutions, the Board of Trustees will consider what action, if any, is appropriate.

  In addition, state securities laws on this issue may differ from the interpretations of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

DISTRIBUTION PLANS


  As discussed above, the Fund bears some of the costs of selling its shares under Distribution Plans adopted with respect to its Class A, Class B and Class C shares pursuant to Rule 12b-1 under the 1940 Act.

  The NASD limits the amount that a Fund may pay annually in distribution costs for the sale of its shares and shareholder service fees. The NASD limits annual expenditures to 1% of the aggregate average daily net asset value of its shares, of which 0.75% may be used to pay such distribution costs and 0.25% may be used to pay shareholder service fees. The NASD also limits the aggregate amount that the Fund may pay for such distribution costs to 6.25% of gross share sales since the inception of the 12b-1 Distribution Plan, plus interest at the prime rate plus 1% on such amounts (less any deferred sales charges paid by shareholders to the Principal Underwriter), remaining unpaid from time to time.

  The Principal Underwriter intends, but is not obligated, to continue to pay or accrue distribution charges incurred in connection with the Class B Distribution Plans that exceed current annual payments permitted to be received by the Principal Underwriter from the Fund. The Principal Underwriter intends to seek full payment of such charges from the Fund (together with annual interest thereon at the prime rate plus one percent) at such time in the future as, and to the extent that, payment thereof by the Fund would be within the permitted limits.


  If the Fund's Independent Trustees authorize such payments, the effect would be to extend the period of time during which the Fund incurs the maximum amount of costs allowed by a Distribution Plan. If a Distribution Plan is terminated, the Principal Underwriter will ask the Independent Trustees to take whatever action they deem appropriate under the circumstances with respect to payment of such amounts.


  In connection with financing its distribution costs, including commission advances to dealers and others, the Principal Underwriter has sold to a financial institution substantially all of its 12b-1 fee collection rights and contingent deferred sales charge collection rights in respect of Class B shares sold during the two-year period commencing approximately June 1, 1995. The Fund has agreed not to reduce the rate of payment of 12b-1 fees in respect of such Class B shares, unless it terminates such shares' Distribution Plan completely. If it terminates such Distribution Plan, the Fund may be subject to possible adverse distribution consequences.

  Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective class. Unpaid distribution costs at fiscal year end for Class B and Class C shares were $2,015,349 (6.25% of Class B net assets) and $637,742 (6.44% of Class C net assets), respectively.


  For the year ended December 31, 1994, the Fund paid the Principal Underwriter $103,680, $204,876, and $73,554 pursuant to its Class A, Class B and Class C Distribution Plans, respectively. The Fund makes no payments in connection with the sale of its shares other than the fee paid to its Principal Underwriter.

  Dealers or others may receive different levels of compensation depending on which class of shares they sell. Payments pursuant to a Distribution Plan are included in the operating expenses of the class.

HOW TO REDEEM SHARES

  You may redeem Fund shares for cash at their net asset value upon written order to the Fund c/o KIRC, and presentation to the Fund of a properly endorsed share certificate (if certificates have been issued). Your signature (s) on the written order and certificates must be guaranteed as described below. In order to redeem by telephone or to engage in telephone transactions generally, you must complete the authorization in your account application. Proceeds for shares redeemed on telephonic order will be deposited by wire or EFT only to the bank account designated in your account application.

  The redemption value equals the net asset value per share then determined and may be more or less than your cost depending upon changes in the value of the Fund's portfolio securities between purchase and redemption.


  If imposed, the deferred sales charge is deducted from the redemption proceeds otherwise payable to you.


REDEMPTION OF SHARES IN GENERAL


  At various times, the Fund may be requested to redeem shares for which it has not yet received good payment. In such a case, the Fund will mail the redemption proceeds upon clearance of the purchase check, which may take 15 days or more. Any delay may be avoided by purchasing shares either with a certified check or by Federal Reserve or bank wire of funds or by EFT. Although the mailing of a redemption check or the wiring or EFT of redemption proceeds may be delayed, the redemption value will be determined and the redemption processed in the ordinary course of business upon receipt of proper documentation. In such a case, after the redemption and prior to the release of the proceeds, no appreciation or depreciation will occur in the value of the redeemed shares, and no interest will be paid on the redemption proceeds. If the payment of a redemption has been delayed, the check will be mailed or the proceeds wired or sent EFT promptly after good payment has been collected.

  The Fund computes the amount due you at the close of the Exchange at the end of the day on which it has received all proper documentation from you. Payment of the amount due on redemption, less any applicable contingent deferred sales charge (as described above), will be made within seven days thereafter except as discussed herein.

  You may also redeem your shares through broker-dealers. The Principal Underwriter, acting as agent for the Fund, stands ready to repurchase Fund shares upon orders from dealers and will calculate the net asset value on the same terms as those orders for the purchase of shares received from broker-dealers and described under "How to Buy Shares." If the Principal Underwriter has received proper documentation, it will pay the redemption proceeds, less any applicable deferred sales charge, to the broker-dealer placing the order within seven days thereafter. The Principal Underwriter charges no fee for this service. Your broker-dealer, however, may charge a service fee.


  For your protection, SIGNATURES ON CERTIFICATES, STOCK POWERS AND ALL WRITTEN ORDERS OR AUTHORIZATIONS MUST BE GUARANTEED BY A U.S. STOCK EXCHANGE MEMBER, A BANK OR OTHER PERSONS ELIGIBLE TO GUARANTEE SIGNATURES UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND KIRC'S POLICIES. The Fund or KIRC may waive this requirement, but also may require additional documents in certain cases. Currently, the requirement for a signature guarantee has been waived on redemptions of $50,000 or less when the account address of record has been the same for a minimum period of 30 days. The Fund and KIRC reserve the right to withdraw this waiver at any time.

  If the Fund receives a redemption order, but you have not clearly indicated the amount of money or number of shares involved, the Fund cannot execute the order. In such cases, the Fund will request the missing information from you and process the order on the day such information is received.

TELEPHONE
  Under ordinary circumstances, you may redeem up to $50,000 from your account by telephone by calling toll free 1-800-343-2898. You must complete the Telephone Redemptions section of the application to enjoy telephone redemption privileges.

  In order to insure that instructions received by KIRC are genuine when you initiate a telephone transaction, you will be asked to verify certain criteria specific to your account. At the conclusion of the transaction, you will be given a transaction number confirming your request, and written confirmation of your transaction will be mailed the next business day. Your telephone instructions will be recorded. Redemptions by telephone are allowed only if the address and bank account of record have been the same for a minimum period of 30 days.

  If the redemption proceeds are less than $2,500, they will be mailed by check. If they are $2,500 or more, they will be mailed, wired or sent by EFT to your previously designated bank account as you direct. If you do not specify how you wish your redemption proceeds to be sent, they will be mailed by check.

  If you cannot reach the Fund by telephone, you should follow the procedures for redeeming by mail or through a broker as set forth herein.

SMALL ACCOUNTS
  Due to the high cost of maintaining small accounts, the Fund reserves the right to redeem your account if its value has fallen below $1,000, the current minimum investment level, as a result of your redemptions (but not as a result of market action). You will be notified in writing and allowed 60 days to increase the value of your account to the minimum investment level. No deferred sales charges are applied to such redemptions.

REDEMPTIONS IN KIND
  If conditions arise that would make it undesirable for the Fund to pay for all redemptions in cash, the Fund may authorize payment to be made in portfolio securities or other property. The Fund has obligated itself, however, under the 1940 Act to redeem for cash all shares presented for redemption by any one shareholder up to the lesser of $250,000 or 1% of the Fund's net assets in any 90-day period. Securities delivered in payment of redemptions would be valued at the same value assigned to them in computing the net asset value per share and would, to the extent permitted by law, be readily marketable. Shareholders receiving such securities would incur brokerage costs upon the securities' sale.

GENERAL
  The Fund reserves the right at any time to terminate, suspend or change the terms of any redemption method described in this prospectus, except redemption by mail, and to impose fees.

  Except as otherwise noted, neither the Fund, KIRC nor the Principal Underwriter assumes responsibility for the authenticity of any instructions received by any of them from a shareholder in writing, over the Keystone Automated Response Line ("KARL") or by telephone. KIRC will employ reasonable procedures to confirm that instructions received over KARL or by telephone are genuine. Neither the Fund, KIRC nor the Principal Underwriter will be liable when following instructions received over KARL or by telephone that KIRC reasonably believes to be genuine.

  The Fund may temporarily suspend the right to redeem its shares when (1) the Exchange is closed, other than customary weekend and holiday closings; (2) trading on the Exchange is restricted; (3) an emergency exists and the Fund cannot dispose of its investments or fairly determine their value; or (4) the Securities and Exchange Commission so orders.

SHAREHOLDER SERVICES

  Details on all shareholder services may be obtained from KIRC by writing or by calling toll free 1-800-343-2898.

KEYSTONE AUTOMATED RESPONSE LINE
  KARL offers you specific fund account information and price and yield quotations as well as the ability to do account transactions, including investments, exchanges and redemptions. You may access KARL by dialing toll free 1-800-346-3858 on any touch-tone telephone, 24 hours a day, seven days a week.

EXCHANGES


  A shareholder who has obtained the appropriate prospectus may exchange shares of the Fund for shares of certain other Keystone America Funds and Keystone Liquid Trust ("KLT") as follows:


    Class A shares may be exchanged for Class A shares of other Keystone America Funds and Class A shares of KLT;


    Class B shares may be exchanged for the same type of Class B shares of other Keystone America Funds and the same type of Class B shares of KLT; and


    Class C shares may be exchanged for Class C shares of other Keystone America Funds and Class C shares of KLT.

The exchange of Class B shares and Class C shares will not be subject to a contingent deferred sales charge. However, if the shares being tendered for exchange are


  (i) Class A shares acquired in an NAV Purchase or otherwise without a front end sales charge,

  (ii) Class B shares that have been held for less than 72 months or four years, as the case may be, or

  (iii) Class C shares that have been held for less than one year,


and are still subject to a deferred sales charge, such charge will carry over to the shares being acquired in the exchange transaction.

  You may exchange shares for another Keystone fund for a $10 fee by calling or writing to Keystone. The exchange fee is waived for individual investors who make an exchange using KARL. Shares purchased by check are eligible for exchange after 15 days. If the shares being tendered for exchange are still subject to a deferred sales charge, such charge will carry over to the shares being acquired in the exchange transaction. The Fund reserves the right, after providing the required notice to shareholders, to terminate this exchange offer or to change its terms, including the right to change the fee for any exchange.


  Orders to exchange a certain class of shares of the Fund for the corresponding class of shares of KLT will be executed by redeeming the shares of the Fund and purchasing the corresponding class of shares of KLT at the net asset value of such shares next determined after the proceeds from such redemption become available, which may be up to seven days after such redemption. In all other cases, orders for exchanges received by the Fund prior to 4:00 p.m. on any day the Fund is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after 4:00 p.m. on any business day will be executed at the respective net asset values determined at the close of the next business day.


  An excessive number of exchanges may be disadvantageous to the Fund. Therefore, the Fund, in addition to its right to reject any exchange, reserves the right to terminate the exchange privilege of any shareholder who makes more than five exchanges of shares of the funds in a year or three in a calendar quarter.

  An exchange order must comply with the requirements for a redemption or repurchase order and must specify the dollar value or number of shares to be exchanged. Exchanges are subject to the minimum initial purchase requirements of the fund being acquired. An exchange constitutes a sale for federal income tax purposes.

  The exchange privilege is available only in states where shares of the fund being acquired may legally be sold.

KEYSTONE AMERICA MONEY LINE
  Keystone America Money Line eliminates the delay of mailing a check or the expense of wiring funds. You must request the service on your application.
Keystone America Money Line allows you to authorize electronic transfers of money to purchase shares in any amount and to redeem up to $50,000 worth of shares. You can use Keystone America Money Line like an "electronic check" to move money between your bank account and your account in the Fund with one telephone call. You must allow two business days after the call for the transfer to take place. For money recently invested, you must allow normal check clearing time before redemption proceeds are sent to your bank.

  You may also arrange for systematic monthly or quarterly investments in your Keystone America account. Once proper authorization is given, your bank account will be debited to purchase shares in the Fund. You will receive confirmation from the Principal Underwriter for every transaction.

  To change the amount of a Keystone America Money Line or to terminate the service (which could take up to 30 days), you must write to KIRC and include account numbers.

RETIREMENT PLANS
  The Fund has various pension and profit-sharing plans available to you, including Individual Retirement Accounts ("IRAs"); Rollover IRAs; Simplified Employee Pension Plans ("SEPs"), Tax Sheltered Annuity Plans ("TSAs"), 401(k) Plans; Keogh Plans; Corporate Profit-Sharing Plans, Pension and Target Benefit Plans; Money Purchase Plans and Salary-Reduction Plans. For details, including fees and application forms, call toll free 1-800-247-4075 or write to KIRC.

AUTOMATIC WITHDRAWAL PLAN
  Under an Automatic Withdrawal Plan, if your account has a value of at least $10,000, you may arrange for regular monthly or quarterly fixed withdrawal payments. Each payment must be at least $100 and may be as much as 1.5% per month or 4.5% per quarter of the total net asset value of the Fund shares in your account when the Automatic Withdrawal Plan is opened. Fixed withdrawal payments are not subject to a deferred sales charge. Excessive withdrawals may decrease or deplete the value of your account. Moreover, because of the effect of the applicable sales charge, a Class A investor should not make continuous purchases of the Fund's shares while participating in the Automatic Withdrawal Plan.

DOLLAR COST AVERAGING
  Through dollar cost averaging you can invest a fixed dollar amount each month or each quarter in any Keystone America Fund. This results in more shares being purchased when the selected fund's net asset value is relatively low and fewer shares being purchased when the fund's net asset value is relatively high and may result in a lower average cost per share than a less systematic investment approach.

  Prior to participating in dollar cost averaging, you must establish an account in a Keystone America Fund or a money market fund managed or advised by Keystone. You should designate on the application (1) the dollar amount of each monthly or quarterly investment (minimum $100) you wish to make and (2) the fund in which the investment is to be made. Thereafter, on the first day of the designated month, an amount equal to the specified monthly or quarterly investment will automatically be redeemed from your initial account and invested in shares of the designated fund. If you are a Class A investor and paid a sales charge on your initial purchase, the shares purchased will be eligible for Rights of Accumulation and the sales charge applicable to the purchase will be determined accordingly. In addition, the value of shares purchased will be included in the total amount required to fulfill a Letter of Intent. If a sales charge was not paid on the initial purchase, a sales charge will be imposed at the time of subsequent purchases, and the value of shares purchased will become eligible for Rights of Accumulation and Letters of Intent.

TWO DIMENSIONAL INVESTING


  You may elect to have income and capital gains distributions from any class of Keystone America Fund shares you may own automatically invested to purchase the same class of shares of any other Keystone America Fund. You may select this service on your application and indicate the Keystone America Fund (s) into which distributions are to be invested. The value of shares purchased will be ineligible for Rights of Accumulation and Letters of Intent.


OTHER SERVICES


  Under certain circumstances, you may, within 30 days after a redemption, reinstate your account in the same class of shares that you redeemed at current net asset value.


PERFORMANCE DATA


  From time to time the Fund may advertise "total return" and "current yield". ALL DATA IS BASED ON HISTORICAL EARNINGS AND IS NOT INTENDED TO INDICATE FUTURE PERFORMANCE. Total return and current yield are computed separately for each class of shares of the Fund. Total return refers to average annual compounded rates of return over specified periods determined by comparing the initial amount invested in a particular class to the ending redeemable value of that amount. The resulting equation assumes reinvestment of all dividends and distributions and deduction of the maximum sales charge or applicable contingent deferred sales charge and all recurring charges, if any, applicable to all shareholder accounts. The exchange fee is not included in the calculation.


  Current yield quotations represent the yield on an investment for a stated 30-day period computed by dividing net investment income earned per share during the base period by the maximum offering price per share on the last day of the base period.

  The Fund may also include comparative performance data for each class of shares in advertising or marketing the Fund's shares, such as data from Lipper Analytical Services, Inc., Morningstar, Inc., Standard & Poor's Corporation, Ibbotson Associates or other industry publications.

FUND SHARES


  Generally, the Fund currently issues three classes of shares which participate in dividends and distributions and have equal voting, liquidation and other rights except that (1) expenses related to the distribution of each series or class of shares or other expenses that the Board of Directors may designate as series or class expenses from time to time, are borne solely by each series or class; (2) each series or class of shares has exclusive voting rights with respect to its Distribution Plan; (3) each series or class has different exchange privileges; and (4) each series or class generally has a different designation. When issued and paid for, the shares will be fully paid and nonassessable by the Fund. Shares may be exchanged as explained under "Shareholder Services," but will have no other preference, conversion, exchange or preemptive rights. Shares are redeemable, transferable and freely assignable as collateral. The Fund is authorized to issue additional series or classes of shares.

  Shareholders are entitled to one vote for each full share owned and fractional votes for fractional shares. Shares of the Fund vote together except when required by law to vote separately by series or class. The Fund does not have annual meetings. The Fund will have special meetings, from time to time, as required under its Declaration of Trust and under the 1940 Act. As provided in the Fund's Declaration of Trust, shareholders have the right to remove Trustees by an affirmative vote of two-thirds of the outstanding shares. A special meeting of the shareholders will be held when 10% of the outstanding shares request a meeting for the purpose of removing a Trustee. The Fund is prepared to assist shareholders in communications with one another for the purpose of convening such a meeting as presecribed by Section 16(c) of the 1940 Act.


  Under Massachusetts law, it is possible that a Fund shareholder may be held personally liable for the Fund's obligations. The Fund's Declaration of Trust provides, however, that shareholders shall not be subject to any personal liability for the Fund's obligations and provides indemnification from Fund assets for any shareholder held personally liable for the Fund's obligations. Disclaimers of such liability are included in each Fund agreement.

ADDITIONAL INFORMATION

  KIRC, located at 101 Main Street, Cambridge, Massachusetts 02142-1519, is a wholly-owned subsidiary of Keystone and serves as the Fund's transfer agent and dividend disbursing agent.

  When the Fund determines from its records that more than one account in the Fund is registered in the name of a shareholder or shareholders having the same address, upon notice to those shareholders, the Fund intends, when an annual report or a semi-annual report of the Fund is required to be furnished, to mail one copy of such report to that address.

  Except as otherwise stated in this prospectus or required by law, the Fund reserves the right to change the terms of the offer stated in this prospectus without shareholder approval, including the right to impose or change fees for services provided.

                      ADDITIONAL INVESTMENT INFORMATION


  The Fund may engage in the following investment practices to the extent described in the prospectus and the statement of additional information.

OBLIGATIONS OF FOREIGN BRANCHES OF UNITED STATES BANKS


  The obligations of foreign branches of U.S. banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by government regulation. Payment of interest and principal upon these obligations may also be affected by governmental action in the country of domicile of the branch (generally referred to as sovereign risk). In addition, evidences of ownership of such securities may be held outside the U.S. and the Fund may be subject to the risks associated with the holding of such property overseas. Various provisions of federal law governing domestic branches do not apply to foreign branches of domestic banks.

OBLIGATIONS OF UNITED STATES BRANCHES OF FOREIGN BANKS
  Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office. In addition, there may be less publicly available information about a U.S. branch of a foreign bank than about a domestic bank.

MASTER DEMAND NOTES
  Master demand notes are unsecured obligations that permit the investment of fluctuating amounts by the Fund at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the issuer as borrower. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may repay up to the full amount of the note without penalty. Notes acquired by the Fund permit the Fund to demand payment of principal and accrued interest at any time (on not more than seven days' notice). Notes acquired by the Fund may have maturities of more than one year, provided that (1) the Fund is entitled to payment of principal and accrued interest upon not more than seven days notice, and (2) the rate of interest on such notes is adjusted automatically at periodic intervals which normally will not exceed 31 days but may extend up to one year. The notes will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period. Because these types of notes are direct lending arrangements between the lender and borrower, such instruments are not normally traded and there is no secondary market for these notes, although they are redeemable and thus repayable by the borrower at face value plus accrued interest at any time. Accordingly, the Fund's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. In connection with master demand note arrangements, Keystone considers, under standards established by the Board of Trustees, earning power, cash flow and other liquidity ratios of the borrower and will monitor the ability of the borrower to pay principal and interest on demand. These notes are not typically rated by credit rating agencies. Unless rated, the Fund may invest in them only if at the time of an investment the issuer meets the criteria established for commercial paper.

REPURCHASE AGREEMENTS
  The Fund may enter into repurchase agreements; i.e., the Fund purchases a security subject to its obligation to resell and the seller's obligation to repurchase that security at an agreed upon price and date, such date usually being not more than seven days from the date of purchase. The resale price is based on the purchase price plus an agreed upon market rate of interest that is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement imposes an obligation on the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security. The value of the underlying security is at least equal to the amount of the agreed upon resale price and marked to market daily. The Fund may enter into such agreements only with respect to U.S. government securities. Whether a repurchase agreement is the purchase and sale of a security or a collateralized loan has not been definitively established. This might become an issue in the event of the bankruptcy of the other party to the transaction. It does not presently appear possible to eliminate all risks involved in repurchase agreements. These risks include the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Fund in connection with bankruptcy proceedings. Therefore, it is the policy of the Fund to enter into repurchase agreements only with large, well-capitalized banks that are members of the Federal Reserve System and with primary dealers in U.S. government securities (as designated by the Federal Reserve Board) whose creditworthiness has been reviewed and found satisfactory by Keystone.

REVERSE REPURCHASE AGREEMENTS
  Under a reverse repurchase agreement, the Fund would sell securities and agree to repurchase them at a mutually agreed upon date and price. The Fund intends to enter into reverse repurchase agreements to avoid otherwise having to sell securities during unfavorable market conditions in order to meet redemptions. At the time the Fund enters into a reverse repurchase agreement, it will establish a segregated account with the Fund's custodian containing liquid assets such as U.S. government securities or other high grade debt securities having a value not less than the repurchase price (including accrued interest) and will subsequently monitor the account to ensure such value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities that the Fund is obligated to repurchase may decline below the repurchase price. Borrowing and reverse repurchase agreements magnify the potential for gain or loss on the portfolio securities of the Fund and, therefore, increase the possibility of fluctuation in the Fund's net asset value. Such practices may constitute leveraging. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such determination. The staff of the SEC has taken the position that the Investment Company Act of 1940 treats reverse repurchase agreements as being included in the percentage limit on borrowings imposed on a Fund.

FOREIGN SECURITIES

  The Fund may invest up to 25% of its assets in securities principally traded in securities markets outside the United States. While investment in foreign securities is intended to reduce risk by providing further diversification, such investments involve sovereign risk in addition to the credit and market risks normally associated with domestic securities. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those applicable to U.S. companies. Securities of some foreign companies are less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the United States. Investments in foreign securities may also be subject to other risks different from those affecting U.S. investments, including local political or economic developments, expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments and currency blockage (which would prevent cash from being brought back to the United States). These risks are carefully considered by Keystone prior to the purchase of these securities.


"WHEN ISSUED" SECURITIES
  The Fund may also purchase and sell securities and currencies on a when issued and delayed delivery basis. When issued or delayed delivery transactions arise when securities or currencies are purchased or sold by the Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. When the Fund engages in when issued and delayed delivery transactions, the Fund relies on the buyer or seller, as the case may be, to consummate the sale. Failure to do so may result in the Fund missing the opportunity to obtain a price or yield considered to be advantageous. When issued and delayed delivery transactions may be expected to occur a month or more before delivery is due. However, no payment or delivery is made by the Fund until it receives payment or delivery from the other party to the transaction. A separate account of liquid assets equal to the value of such purchase commitments will be maintained until payment is made. When issued and delayed delivery agreements are subject to risks from changes in value based upon changes in the level of interest rates, currency rates and other market factors, both before and after delivery. The Fund does not accrue any income on such securities or currencies prior to their delivery. To the extent the Fund engages in when issued and delayed delivery transactions, it will do so consistent with its investment objective and policies and not for the purpose of investment leverage.

SHORT SALES
  The Fund may make short sales of securities "against the box." A short sale involves the borrowing of a security, which must eventually be returned to the lender. A short sale is "against the box" if, at all times when the short position is open, the Fund owns the securities sold short or owns an equal amount of securities convertible into, or exchangeable without further consideration for, securities identical to the securities sold short. Short sales against the box are used to defer recognition of gains or losses or in order to receive a portion of the interest earned by the executing broker from the proceeds of such sale. The proceeds of a short sale are held by the broker until the settlement date when the Fund delivers the security or convertible security to close out its short position. Although prior to such delivery the Fund will have to pay an amount equal to any dividends paid on the securities sold short, the Fund will receive the dividends from the securities convertible into the securities sold short plus a portion of the interest earned from the proceeds of the short sale. The Fund will not make short sales of securities subject to outstanding call options written by it. The Fund will segregate the securities sold short or appropriate convertible securities in a special account with the Fund's custodian in connection with its short sales "against the box."


CONVERTIBLE SECURITIES

  The Fund may invest in convertible securities. These securities, which include bonds, debentures, corporate notes, preferred stocks and other securities, are securities that the holder can convert into common stock. Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, entail less risk than a corporation's common stock. The value of a convertible security is a function of its investment value (its market worth without a conversion privilege) and its conversion value (its market worth if exchanged). If a convertible security's investment value is greater than its conversion value, its price primarily will reflect its investment value and will tend to vary inversely with interest rates (the issuer's creditworthiness and other factors also may affect its value). If a convertible security's conversion value is greater than its investment value, its price will tend to be higher than its conversion value and it will tend to fluctuate directly with the price of the underlying equity security.

DERIVATIVES


  The Fund may use derivatives in furtherance of its investment objective. Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. These assets, rates, and indices may include bonds, stocks, mortgages, commodities, interest rates, currency exchange rates, bond indices and stock indices. Derivatives can be used to earn income or protect against risk, or both. For example, one party with unwanted risk may agree to pass that risk to another party who is willing to accept the risk, the second party being motivated, for example, by the desire either to earn income in the form of a fee or premium from the first party, or to reduce its own unwanted risk by attempting to pass all or part of that risk to the first party.

  Derivatives can be used by investors such as the Fund to earn income and enhance returns, to hedge or adjust the risk profile of the portfolio, and either in place of more traditional direct investments or to obtain exposure to otherwise inaccessible markets. The Fund is permitted to use derivatives for one or more of these purposes, although the Fund generally uses derivatives primarily as direct investments in order to enhance yields and broaden portfolio diversification. Each of these uses entails greater risk than if derivatives were used solely for hedging purposes. The Fund uses futures contracts and related options for hedging purposes. Derivatives are a valuable tool which, when used properly, can provide significant benefit to Fund shareholders. Keystone is not an aggressive user of derivatives with respect to the Fund. However, the Fund may take positions in those derivatives that are within its investment policies if, in Keystone's judgement, this represents an effective response to current or anticipated market conditions. Keystone's use of derivatives is subject to continuous risk assessment and control from the standpoint of the Fund's investment objectives and policies.

  Derivatives may be (1) standardized, exchange-traded contracts or (2) customized, privately negotiated contracts. Exchange-traded derivatives tend to be more liquid and subject to less credit risk than those that are privately negotiated.

  There are four principal types of derivative instruments -- options, futures, forwards and swaps -- from which virtually any type of derivative transaction can be created. Further information regarding options and futures, is provided later in this section and is provided in the Fund's statement of additional information. The Fund does not presently engage in the use of swaps.

  While the judicious use of derivatives by experienced investment managers such as Keystone can be beneficial, derivatives also involve risks different from, and, in certain cases, greater than, the risks presented by more traditional investments. Following is a general discussion of important risk factors and issues concerning the use of derivatives that investors should understand before investing in the Fund.

* Market Risk -- This is the general risk attendant to all investments that the value of a particular investment will decline or otherwise change in a way detrimental to the Fund's interest.

* Management Risk -- Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument, but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. In particular, the use and complexity of derivatives require the maintenance of adequate controls to monitor the transactions entered into, the ability to assess the risk that a derivative adds to the Fund's portfolio and the ability to forecast price, interest rate or currency exchange rate movements correctly.


* Credit Risk -- This is the risk that a loss may be sustained by the Fund as a result of the failure of another party to a derivative (usually referred to as a "counterparty") to comply with the terms of the derivative contract. The credit risk for exchange traded derivatives is generally less than for privately negotiated derivatives, since the clearing house, which is the issuer or counterparty to each exchange-traded derivative, provides a guarantee of performance. This guarantee is supported by a daily payment system (i.e., margin requirements) operated by the clearing house in order to reduce overall credit risk. For privately negotiated derivatives, there is no similar clearing agency guarantee. Therefore, the Fund considers the creditworthiness of each counterparty to a privately negotiated derivative in evaluating potential credit risk.


* Liquidity Risk -- Liquidity risk exists when a particular instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous price.

OPTIONS TRANSACTIONS
  WRITING COVERED OPTIONS. The Fund may write (i.e., sell) covered call and put options. No more than 25% of its net assets will be subject to covered options. By writing a call option, the Fund becomes obligated during the term of the option to deliver the securities underlying the option upon payment of the exercise price. By writing a put option, the Fund becomes obligated during the term of the option to purchase the securities underlying the option at the exercise price if the option is exercised.

  The Fund may only write "covered" options. This means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option or, in the case of call options on U.S. Treasury bills, the Fund might own substantially similar U.S. Treasury bills. If the Fund has written options against all of its securities eligible for writing options, the Fund may be unable to write additional options unless it sells a portion of its portfolio holdings to obtain new securities against which it can write options. If this were to occur, higher portfolio turnover and, correspondingly, greater brokerage commissions and other transaction costs may result. The Fund does not expect, however, that this will occur.

  The Fund will be considered "covered" with respect to a put option it writes if, so long as it is obligated as the writer of the put option, it deposits and maintains liquid assets having a value equal to or greater than the exercise price of the option with its custodian in a segregated account.

  The principal reason for writing call or put options is to obtain, through a receipt of premiums, a greater current return than would be realized on the underlying securities alone. The Fund receives a premium from writing a call or put option, which it retains whether or not the option is exercised. By writing a call option, the Fund might lose the potential for gain on the underlying security while the option is open. By writing a put option, the Fund might become obligated to purchase the underlying security for more than its current market price upon exercise.

  PURCHASING OPTIONS.  The Fund may purchase call and put options.

  The Fund would normally purchase call options to hedge against an increase in the market value of its securities. The Fund will not engage in such transactions for speculation. The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price upon exercise of the option during the option period. The Fund would ordinarily realize a gain if, during the option period, the value of such securities exceeds the sum of the exercise price, the premium paid and transaction costs. Otherwise, the Fund would realize a loss on the purchase of the call option.

  The Fund may purchase put or call options, including purchasing put or call options for the purpose of offsetting previously written put or call options of the same series. If the Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities until the options expire or are exercised.

  The Fund would normally purchase put options to hedge against a decline in the market value of securities in its portfolio (protective puts) or securities of the type in which it is permitted to invest. The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund's securities. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities. Put options may also be purchased by the Fund for the purpose of affirmatively benefitting from a decline in the price of securities that the Fund does not own. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities declined below the exercise price sufficiently to cover the premium and transaction costs. Otherwise, the Fund would realize a loss on the purchase of the put option.

  The Fund may purchase put and call options on securities indices for the same purposes as the purchase of options on securities. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.

  Options on some securities are relatively new, and it is impossible to predict the amount of trading interest that will exist in such options. There can be no assurance that viable markets will develop or continue. The failure of such markets to develop or continue could significantly impair the Fund's ability to use such options to achieve its investment objective.

  OPTIONS TRADING MARKETS. Options which the Fund will trade are generally listed on national securities exchanges. Exchanges on which such options currently are traded are the Chicago Board Options Exchange and the New York, American, Pacific and Philadelphia Stock Exchanges.

FUTURES TRANSACTIONS
  The Fund may enter into futures contracts for the purchase or sale of securities or currency or futures contracts based on stock indices and write options on such contracts. The Fund intends to enter into such contracts and related options for hedging purposes. The Fund may enter into other types of futures contracts that may become available and relate to the securities held by the Fund. The Fund will enter into futures contracts in order to hedge against changes in securities prices. A futures contract is an agreement to buy or sell securities or currencies at a specified price during a designated month. The Fund does not make payment or deliver securities upon entering into a futures contract. Instead, it puts down a margin deposit, which is adjusted to reflect changes in the value of the contract and continues until the contract is terminated.

  The Fund may sell or purchase futures contracts. When a futures contract is sold by the Fund, the value of the contract will tend to rise when the value of the underlying securities or currencies declines and to fall when the value of such securities or currencies increases. Thus, the Fund would sell futures contracts in order to offset a possible decline in the value of its securities or currencies. If a futures contract were purchased by the Fund, the value of the contract would tend to rise when the value of the underlying securities increased and to fall when the value of such securities declined. The Fund intends to purchase futures contracts in order to fix what is believed by Keystone to be a favorable price and rate of return for securities or favorable exchange rate for currencies the Fund intends to purchase.

  The Fund may also purchase put and call options on securities and currency futures contracts for hedging purposes. A put option purchased by the Fund would give it the right to assume a position as the seller of a futures contract. A call option purchased by the Fund would give it the right to assume a position as the purchaser of a futures contract. The purchase of an option on a futures contract requires the Fund to pay a premium. In exchange for the premium, the Fund becomes entitled to exercise the benefits, if any, provided by the futures contract, but is not required to take any action under the contract. If the option cannot be exercised profitably before it expires, the Fund's loss will be limited to the amount of the premium and any transaction costs.

  The Fund may write (sell) put and call options on futures contracts for hedging purposes. The writing of a put option on a futures contract generates a premium, which may partially offset an increase in the price of securities that the Fund intends to purchase. However, the Fund becomes obligated to purchase a futures contract, which may have a value lower than the exercise price. Conversely, the writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of the Fund's assets. By writing a call option, the Fund becomes obligated, in exchange for the premium, to sell a futures contract, which may have a value higher than the exercise price.

  The Fund may enter into closing purchase and sale transactions in order to terminate a futures contract and may sell put and call options for the purpose of closing out its options positions. The Fund's ability to enter into closing transactions depends on the development and maintenance of a liquid secondary market. There is no assurance that a liquid secondary market will exist for any particular contract or at any particular time. As a result, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the contract and to complete the contract according to its terms, in which case it would continue to bear market risk on the transaction.

  Although futures and options transactions are intended to enable the Fund to manage market risk, unanticipated changes in market prices could result in poorer performance than if it had not entered into these transactions. Even if Keystone correctly predicts market price movements, a hedge could be unsuccessful if changes in the value of the Fund's futures position did not correspond to changes in the value of its investments. This lack of correlation between the Fund's futures and securities positions may be caused by differences between the futures and securities markets or by differences between the securities underlying the Fund's futures position and the securities held by or to be purchased for the Fund. Keystone will attempt to minimize these risks through careful selection and monitoring of the Fund's futures and options positions.

  The Fund does not intend to use futures transactions for speculation. The Fund may not purchase or sell futures contracts or options on futures, except for closing purchase or sale transactions, if immediately thereafter the sum of margin deposits on the Fund's outstanding futures and options positions and premiums paid for outstanding options on futures would exceed 5% of the market value of the Fund's total assets. These transactions involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Fund to purchase securities, require the Fund to segregate assets to cover such contracts and options. In addition, the Fund's activities in futures contracts may be limited by the requirements of the Internal Revenue Code for qualification as a regulated investment company.

FOREIGN CURRENCY TRANSACTIONS
  As discussed above, the Fund may invest in securities of foreign issuers. When the Fund invests in foreign securities they usually will be denominated in foreign currencies, and the Fund temporarily may hold funds in foreign currencies. Thus, the value of Fund shares will be affected by changes in exchange rates.

  As one way of managing exchange rate risk, in addition to entering into currency futures contracts, the Fund may enter into forward currency exchange contracts (agreements to purchase or sell currencies at a specified price and date). The exchange rate for the transaction (the amount of currency the Fund will deliver or receive when the contract is completed) is fixed when the Fund enters into the contract. The Fund usually will enter into these contracts to stabilize the U.S. dollar value of a security it has agreed to buy or sell. The Fund intends to use these contracts to hedge the U.S. dollar value of a security it already owns, particularly if the Fund expects a decrease in the value of the currency in which the foreign security is denominated. Although the Fund will attempt to benefit from using forward contracts, the success of its hedging strategy will depend on Keystone's ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar. The value of the Fund's investments denominated in foreign currencies will depend on the relative strength of those currencies and the U.S. dollar, and the Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the dollar. Changes in foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by the Fund. The Fund may also purchase and sell options related to foreign currencies in connection with hedging strategies.


LOANS OF SECURITIES
  The Fund may lend its securities to brokers and dealers or other institutional borrowers for use in connection with their short sales, arbitrages or other securities transactions. Such loan transactions afford the Fund an opportunity to continue to earn income on the securities loaned and at the same time to earn income on the collateral held by it to secure the loan. Loans of portfolio securities will be made (if at all) in strict conformity with applicable federal and state rules and regulations. There may be delays in recovery of loaned securities or even a loss of rights in collateral should the borrower fail financially. Therefore, loans will be made only to firms deemed by Keystone to be of good standing and will not be made unless, in the judgment of Keystone, the consideration to be earned from such loans justifies the risk.

  The Fund understands that it is the current view of the staff of the Securities and Exchange Commission that it is permitted to engage in loan transactions only if it meets the following conditions: (1) the Fund must receive 100% collateral in the form of cash or cash equivalents, e.g., U.S. Treasury bills or notes, from the borrower; (2) the borrower must increase the collateral whenever the market value of the securities (determined on a daily basis) exceeds the value of the collateral; (3) the Fund must be able to terminate the loan, after notice, at any time; (4) the Fund must receive reasonable interest on the loan or a flat fee from the borrower, as well as amounts equivalent to any dividends, interest or other distributions on the securities loaned and any increase in the securities' market values; (5) the Fund may pay only reasonable custodian fees in connection with the loan; and (6) voting rights on the securities loaned may pass to the borrower; however, if a material event affecting the securities occurs, the Fund must be able to terminate the loan and vote proxies or enter into an alternative arrangement with the borrower to enable the Fund to vote proxies. Excluding Items (1) and
(2), these procedures may be amended from time to time, as regulatory policies may permit, by the Fund's Board of Trustees without shareholder approval. Such loans may not exceed 25% of the Fund's total assets.

                                                                       EXHIBIT A

                            REDUCED SALES CHARGES

  Initial  sales   charges  may  be  reduced  or   eliminated   for  persons  or
organizations purchasing Class A shares of the Fund alone or in combination with Class A shares of other Keystone America Funds.

  For purposes of qualifying for reduced sales charges on purchases made pursuant to Rights of Accumulation or Letters of Intent, the term "Purchaser" includes the following persons: an individual; an individual, his or her spouse and children under the age of 21; a trustee or other fiduciary of a single trust estate or single fiduciary account established for their benefit; an organization exempt from federal income tax under Section 501 (c)(3) or (13) of the Internal Revenue Code; a pension, profit-sharing or other employee benefit plan whether or not qualified under Section 401 of the Internal Revenue Code; or other organized groups of persons, whether incorporated or not, provided the organization has been in existence for at least six months and has some purpose other than the purchase of redeemable securities of a registered investment company at a discount. In order to qualify for a lower sales charge, all orders from an organized group will have to be placed through a single investment dealer or other firm and identified as originating from a qualifying purchaser.

CONCURRENT PURCHASES
  For purposes of qualifying for a reduced sales charge, a Purchaser may combine concurrent direct purchases of Class A shares of two or more of the "Eligible Funds," as defined below. For example, if a Purchaser concurrently invested $75,000 in one of the other "Eligible Funds" and $75,000 in the Fund, the sales charge would be that applicable to a $150,000 purchase, i.e., 3.75% of the offering price, as indicated in the Sales Charge Schedule in the Prospectus.

RIGHT OF ACCUMULATION
  In calculating the sales charge applicable to current purchases of the Fund's Class A shares, a Purchaser is entitled to accumulate current purchases with the current value of previously purchased Class A shares of the Fund and Class A shares of certain other eligible funds that are still held in (or exchanged for shares of and are still held in) the same or another eligible fund ("Eligible Fund(s)"). The Eligible Funds are the Keystone America Funds and Keystone Liquid Trust.

  For example, if a Purchaser held shares valued at $99,999 and purchased an additional $5,000, the sales charge for the $5,000 purchase would be at the next lower sales charge of 3.75% of the offering price as indicated in the Sales Charge schedule. KIRC must be notified at the time of purchase that the Purchaser is entitled to a reduced sales charge, which reduction will be granted subject to confirmation of the Purchaser's holdings. The Right of Accumulation may be modified or discontinued at any time.

LETTER OF INTENT
  A Purchaser may qualify for a reduced sales charge on a purchase of Class A shares of the Fund alone or in combination with purchases of Class A shares of any of the other Eligible Funds by completing the Letter of Intent section of the application. By so doing, the Purchaser agrees to invest within a thirteen-month period a specified amount which, if invested at one time, would qualify for a reduced sales charge. Each purchase will be made at a public offering price applicable to a single transaction of the dollar amount specified on the application, as described in this prospectus. The Letter of Intent does not obligate the Purchaser to purchase, nor the Fund to sell, the amount indicated.

  After the Letter of Intent is received by KIRC, each investment made will be entitled to the sales charge applicable to the level of investment indicated on the application. The Letter of Intent may be back-dated up to ninety days so that any investments made in any of the Eligible Funds during the preceding ninety-day period, valued at the Purchaser's cost, can be applied toward fulfillment of the Letter of Intent. However, there will be no refund of sales charges already paid during the ninety-day period. No retroactive adjustment will be made if purchases exceed the amount specified in the Letter of Intent. Income and capital gains distributions taken in additional shares will not apply toward completion of the Letter of Intent.

  If total purchases made pursuant to the Letter of Intent are less than the amount specified, the Purchaser will be required to remit an amount equal to the difference between the sales charge paid and the sales charge applicable to purchases actually made. Out of the initial purchase (or subsequent purchases, if necessary) 5% of the dollar amount specified on the application will be held in escrow by KIRC in the form of shares registered in the Purchaser's name. The escrowed shares will not be available for redemption, transfer or encumbrance by the Purchaser until the Letter of Intent is completed or the higher sales charge paid. All income and capital gains distributions on escrowed shares will be paid to the Purchaser or his order.

  When the minimum investment specified in the Letter of Intent is completed (either prior to or by the end of the thirteen-month period), the Purchaser will be notified and the escrowed shares will be released. If the intended investment is not completed, the Purchaser will be asked to remit to the Principal Underwriter any difference between the sales charge on the amount specified and on the amount actually attained. If the Purchaser does not within 20 days after written request by the Principal Underwriter or his dealer pay such difference in sales charge, KIRC will redeem an appropriate number of the escrowed shares in order to realize such difference. Shares remaining after any such redemption will be released by KIRC. Any redemptions made by the Purchaser during the thirteen-month period will be subtracted from the amount of the purchases for purposes of determining whether the Letter of Intent has been completed. In the event of a total redemption of the account prior to completion of the Letter of Intent, the additional sales charge due will be deducted from the proceeds of the redemption and the balance will be forwarded to the Purchaser.

  By signing the application, the Purchaser irre-vocably constitutes and appoints KIRC his attorney to surrender for redemption any or all escrowed shares with full power of substitution.

  The Purchaser or his dealer must inform the Principal Underwriter or KIRC that a Letter of Intent is in effect each time a purchase is made.

KEYSTONE AMERICA
FUND FAMILY

Capital Preservation and Income Fund
Government Securities Fund
Intermediate Term Bond Fund
Strategic Income Fund
World Bond Fund
Tax Free Income Fund
California Insured Tax Free Fund
Florida Tax Free Fund
Massachusetts Tax Free Fund
Missouri Tax Free Fund
New York Insured Tax Free Fund
Pennsylvania Tax Free Fund
Texas Tax Free Fund
Fund for Total Return
Global Opportunities Fund
Hartwell Emerging Growth Fund, Inc.
Hartwell Growth Fund
Omega Fund
Fund of the Americas
Strategic Development Fund


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Keystone Investment Distributors Company
200 Berkeley Street
Boston, Massachusetts 02116-5034

OF-P 6/95
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